SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant		☑
Filed by a Party other than the Registrant		☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

LNR PROPERTY CORPORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

Contact:	Shelly Rubin
Chief Financial Officer
LNR Property Corporation
(305) 695-5440

LNR PROPERTY CORPORATION AGREES TO BE
ACQUIRED FOR $63.10 PER SHARE IN CASH

     MIAMI BEACH, FL, August 29, 2004 - A newly formed company, which is majority owned by affiliates of Cerberus Capital Management, L.P. and its real estate affiliate Blackacre Institutional Capital Management, LLC, has agreed to acquire LNR Property Corporation (NYSE:LNR), one of the nation’s leading real estate investment, finance and management companies. Under the terms of the definitive merger agreement, the newly formed company, Riley Property Holdings LLC, will acquire 100 percent of LNR’s outstanding shares for $63.10 per share in cash. Based on the number of common shares outstanding (including options) and LNR’s consolidated indebtedness outstanding as of its most recent fiscal quarter-end, the transaction is valued at approximately $3.8 billion.

     LNR’s Board of Directors voted unanimously to recommend that LNR’s stockholders approve the transaction. That recommendation was based in part on a unanimous recommendation of a special committee of the Board, consisting entirely of independent directors.

     Stuart A. Miller, Chairman of the LNR Board of Directors, said, “This is an excellent opportunity for our shareholders to realize the value that has been created in LNR since its inception in 1997. At the same time, the company will continue as a leader in the commercial real estate property, lending and securities markets with a new capital structure that is better suited to growing its business as a national leader. LNR will continue to grow and expand into new ventures with a group that has a proven track record of selecting investments that have excellent growth potential.”

     Mr. Miller, and partnerships and a trust owned by his family, own shares of LNR’s stock carrying the power to cast 77.35% of the votes that can be cast with regard to the transaction. This exceeds the majority vote that will be required for the transaction to be approved. Miller and the partnerships and trust owned by his family have entered into a voting agreement under which they have agreed to vote their shares in favor of the merger as long as the LNR Board or the special committee continue to recommend the transaction.

     The merger agreement precludes LNR from soliciting other proposals, but permits it to consider unsolicited proposals.

     Miller and the partnerships and trust owned by his family have also agreed to exchange a portion of their shares for an approximately 20.4% interest in Riley Property Holdings. Other members of LNR’s management have agreed to acquire an additional approximately 4.6% interest in Riley Property Holdings. The purchase price per unit to be paid by Miller, the partnerships and trust owned by his family and management for their interests in Riley Property Holdings will be the same as the price to be paid by Cerberus.

     Jeffrey Krasnoff, CEO of LNR, who will be CEO of Riley Property Holdings, commented, “We are very enthusiastic about this combination and the prospects it holds for our further growth. The associates of LNR will continue to thrive and lead the commercial real estate property, lending and securities markets across the country and abroad under our new structure. Our proven due diligence machine and hands-on management processes will continue to enable us to add value to the many investment opportunities that our new capital structure will facilitate.”

     In addition to being subject to approval by the holders of a majority of LNR’s shares, the consummation of the transaction is subject to regulatory approvals, entry into employment agreements with key members of LNR’s management, consents or waivers under agreements, completion of the Miller and family partnership and trust equity exchanges and management purchases referenced above, and other customary closing conditions. The merger is expected to be completed by the end of 2004 or early in 2005.

     Greenhill & Co., LLC served as the financial advisor to LNR. Goldman, Sachs & Co. acted as financial advisor to Cerberus. Affiliates of Deutsche Bank AG and Goldman, Sachs & Co. issued debt financing commitment letters to Cerberus in connection with the merger, which are subject to satisfaction of various terms and conditions.

     LNR is a market leader in real estate finance, management, and development, with proven expertise in adding value to commercial real estate assets, including real estate properties, loans collateralized by real estate properties and securities backed by loans on real estate properties.

     Cerberus Capital Management, L.P. is a New York-based global private investment firm which, together with its affiliates, manages in excess of $14 billion of unlevered capital.

     LNR plans to file with the Securities and Exchange Commission (SEC) and mail to its stockholders a proxy statement in connection with the merger. LNR STOCKHOLDERS SHOULD CAREFULLY REVIEW THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION CONCERNING THE PROPOSED OFFER. The proxy statement and other relevant documents filed with the SEC will contain important information about LNR, Riley Property Holdings, the transaction and related matters. Once filed, investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by LNR with respect to the proposed transaction may be obtained free of charge by contacting LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Investor Relations.

     LNR, Riley Property Holdings and their respective directors or managers, as applicable, and executive officers may be deemed to be participants in the solicitation of proxies from LNR stockholders in connection with the proposed merger. Information regarding LNR’s directors and executive officers is contained in LNR’s proxy statement dated March 19, 2004 filed with the SEC. Collectively, as of February 27, 2004, the directors and executive officers of LNR, including Stuart Miller, beneficially owned 2,753,613 shares of LNR common stock and 9,737,830 shares of LNR Class B common stock. LNR stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

     Caution Concerning Forward-Looking Statements

     This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the consummation and timing of the merger and expected future revenues, liquidity, products and growth opportunities of LNR. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, financial markets, the failure of the proposed transaction described above to be completed for any reason or the parties being unable to recognize the benefits of the transaction. More detailed information about those factors is contained in LNR’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2003. Neither LNR nor Riley Property Holdings undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LNR investor relations contact:
Shelly Rubin
Chief Financial Officer
LNR Property Corporation
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139
investorrelations@lnrproperty.com
305 695-5440-phone
305 695-5449-fax

Cerberus investor relations contact:
Richard C. Auletta
President
R. C. Auletta and Co.
59 East 54 Street
New York, NY 10022
rca@auletta.com
212 355-0400-phone
212 355-0835-fax

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